UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2015, Digital Realty Trust, Inc. (the “company”, “we” or “our”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2016 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualifies.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Dennis E. Singleton	114,320,659	625,315	190,214	11,000,445
Laurence A. Chapman	114,321,013	625,195	189,980	11,000,445
Kathleen Earley	106,738,608	6,813,135	1,584,445	11,000,445
Kevin J. Kennedy	114,612,635	334,836	188,717	11,000,445
William G. LaPerch	114,629,795	317,123	189,270	11,000,445
A. William Stein	106,778,179	8,165,779	192,230	11,000,445
Robert H. Zerbst	114,216,501	730,140	189,547	11,000,445

Proposal 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,450,073	483,409	203,151	N/A

Proposal 3. Approval of the Digital Realty Trust, Inc. 2015 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,935,574	6,567,618	1,632,996	11,000,445

Proposal 4. Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,898,880	5,947,557	289,751	11,000,445

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS

Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Date: May 14, 2015